Exhibit 10.13

LOOPNET, INC.

AMENDMENT TO STOCK OPTION AGREEMENT

This AMENDMENT TO STOCK OPTION AGREEMENT (the “Amendment”) by and between [Optionee Name] (“Optionee”) and LoopNet, Inc., a Delaware corporation (the “Company” and, together with Optionee, the “Parties”), is entered into as follows:

WITNESSETH:

WHEREAS, on [Insert Date], the Company granted Optionee a stock option (the “Option”) to purchase [            ] shares of the Company’s common stock pursuant to the Company’s [2001 Stock Option Plan/2006 Equity Incentive Plan (the “Plan”)] as evidenced by that certain Stock Option Agreement (the “Option Agreement”);

WHEREAS, the Parties desire to amend the Option Agreement to (i) permit payment of the exercise price of the Option by net exercise and payment of the tax withholding obligations by net issuance, and (ii) allow the Option to be transferable to the maximum extent permitted by Form S-8 under the Securities Act of 1933, as amended.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which the Parties acknowledge and agree to, Optionee and the Company agree to the following:

1. Net Exercise and Net Issuance. Section 5 of the Option Agreement, entitled “Exercise Mechanics,” is hereby amended to add the following to the end thereof:

“In addition to the foregoing methods of payment, Optionee may also exercise the Option, by a net exercise arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the minimum whole number of Shares with a Fair Market Value sufficient to pay the aggregate exercise price of the exercised Shares and the minimum tax withholding obligations (if any) in connection with the exercise of the Option. Such net exercise and net issuance may be pursuant to such procedures as the Company may specify from time to time so as not to result in any adverse financial accounting consequences to the Company.”

2. Transferability. Section 7 of the Option Agreement, entitled “Transferability,” is hereby amended to add the following to the end thereof:

“Notwithstanding the foregoing, the Option may also be transferred to the maximum extent permitted by Form S-8 under the Securities Act of 1933, as amended.”

3. Option Status. Optionee understands and acknowledges that, if the Option previously qualified as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, as a result of the modifications to the Option pursuant to this Amendment, the Option will cease to be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and will be treated for tax purposes as a nonstatutory stock option.

4. Full Force and Effect. To the extent not expressly amended hereby, the Option Agreement remains in full force and effect.

5. Entire Agreement; Governing Law. This Amendment, together with the Option Agreement (to the extent not amended hereby) and the Plan, represents the entire agreement of the Parties and shall supersede any and all prior or contemporaneous contracts, arrangements or understandings between the Parties with respect to the Option. This Amendment may be amended at any time only by mutual written agreement of the Parties hereto. This Amendment will be governed by the laws of the State of Delaware (with the exception of its conflict of laws provisions).

6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company, by its duly authorized officer, as of the date set forth below. This Amendment and offer to amend shall only be in effect if accepted by Optionee on or before December 31, 2011 and, if not accepted by such time, this Amendment and offer to amend shall be null and void and of no force or effective. If accepted on or before December 31, 2011, this Amendment shall be effective as of the latest date set forth below.

LOOPNET, INC.	OPTIONEE

[Insert Name]	[Optionee Name]
[Insert Title]
Date: